As filed with the Securities and Exchange Commission on March 24, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Marchex, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	35-2194038
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Marchex, Inc.

520 Pike Street, Suite 2000

Seattle, WA 98101

(Address of Principal Executive Offices)

2012 Stock Incentive Plan

(Full title of the plan)

Ethan Caldwell

Chief Administrative Officer, General Counsel, Corporate Secretary and member of the Interim Office of the CEO

Marchex, Inc.

520 Pike Street, Suite 2000

Seattle, WA 98101

(206) 331-3300

(Name and address, including zip code and telephone number, including area code of agent for service)

Copies to:

Francis J. Feeney, Jr., Esq.

Michelle D. Paterniti, Esq.

DLA Piper LLP (US)

33 Arch Street, 26th floor

Boston, MA 02110

(617) 406-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
2012 Stock Incentive Plan
Class B Common Stock, $0.01 par value per share	2,152,989 Shares (2)	$2.63 (3)	$5,662,362	$656.27
TOTAL	2,152,989 Shares	$2.63	$5,662,362	$656.27

(1)

This registration statement shall also cover any additional shares of Class B common stock which become issuable under the plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Class B common stock.

(2)	Represents an increase in the number of shares authorized for issuance under the 2012 Stock Incentive Plan.
(3)

Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Class B common stock as reported on the NASDAQ Global Select Market on March 20, 2017.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Marchex, Inc., a Delaware corporation (“Marchex” or the “Company”) to register an additional 2,152,989 shares of the Company’s Class B common stock, par value $0.01 per share, issuable under the Company’s 2012 Stock Incentive Plan (the “Plan”). This Registration Statement consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not filed as part of this Registration Statement pursuant to the instructions to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

In accordance with General Instruction E to Form S-8, the following documents previously filed by the Company with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference and made a part hereof:

(a)	Registration Statement No. 333-181327 on Form S-8 as filed on May 11, 2012 relating to the Company’s Plan;
(b)	Registration Statement No. 333-187469 on Form S-8 as filed on March 22, 2013 relating to the Company’s Plan;
(c)	Registration Statement No. 333-194508 on Form S-8 as filed on March 12, 2014 relating to the Company’s Plan;
(d)	Registration Statement No. 333-202868 on Form S-8 as filed on March 19, 2015 relating to the Company’s Plan;
(e)	Registration Statement No. 333-210367 on Form S-8 as filed on March 23, 2016 relating to the Company’s Plan;
(f)	Our Annual Report on Form 10-K for the year ended December 31, 2016;
(g)

All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the document referred to in (e) above; and

(h)

The description of the Company’s Class B common stock contained in our Registration Statement on Form 8-A filed with the Commission under Section 12(g) of the Exchange Act on March 30, 2004, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 8. Exhibit

Exhibit Number	Description

4.1 *	2012 Stock Incentive Plan.

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included on the signature page to this registration statement).

*	Incorporated by reference to Appendix A of Marchex, Inc.’s Definitive Proxy Statement on Form 14A as filed with the Commission on April 9, 2012 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on March 24, 2017.

Marchex, Inc.

By:	/s/ Michael Arends
Michael Arends Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Marchex, Inc., hereby severally constitute and appoint Ethan Caldwell and Michael Arends, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Marchex, Inc. to comply with the provisions of the Securities Act, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date

/s/ Ethan Caldwell	March 24, 2017

Ethan Caldwell

Chief Administrative Officer, General Counsel, Corporate Secretary and member of the Interim Office of the CEO and designated Principal Executive Officer for SEC reporting purposes

(Principal Executive Officer)

/s/ Michael Arends	March 24, 2017
Michael Arends Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Dennis Cline	March 24, 2017
Dennis Cline Director

/s/ Anne Devereux-Mills	March 24, 2017
Anne Devereux-Mills Chairman and Director

/s/ Nicolas J. Hanauer	March 24, 2017
Nicolas J. Hanauer Vice Chairman and Director

/s/ Ian Morris	March 24, 2017
Ian Morris Director

/s/ M. Wayne Wisehart	March 24, 2017
M. Wayne Wisehart Director

INDEX TO EXHIBITS

Exhibit Number	Description

4.1*	2012 Stock Incentive Plan.

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included on the signature page to this registration statement).

*	Incorporated by reference to Appendix A of Marchex, Inc.’s Definitive Proxy Statement on Form 14A as filed with the Commission on April 9, 2012 and incorporated herein by reference.